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                                                              EXHIBIT (j)(2)(ii)


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Trustees and Shareholders of Van Kampen Growth Fund:

We consent to the references to our Firm under the heading "Financial Highlights" in the Prospectus related to the financial highlights for each of the periods in the two-year period ending June 30, 1998 and for the nine-month period ended March 31, 1999 and "Other Information - Independent Auditors" in the Statement of Additional Information.


/s/ KPMG LLP

KPMG LLP

Chicago, Illinois
July 19, 2002